UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed in the Current Report on Form 8-K filed by CrossAmerica Partners LP (the “Partnership”) on January 16, 2020, the Partnership on January 15, 2020 entered into an Equity Restructuring Agreement (the “Equity Restructuring Agreement”) with CrossAmerica GP LLC, its general partner (the “General Partner”), and Dunne Manning CAP Holdings II LLC (“DM CAP Holdings”), a wholly owned subsidiary of Dunne Manning Partners LLC controlled by Joseph V. Topper, Jr., the Chairman of the board (the “Board”) of directors of the General Partner.  Mr. Topper also indirectly controls the General Partner.

Pursuant to the Equity Restructuring Agreement, all of the outstanding incentive distribution rights (the “Incentive Distribution Rights”) of the Partnership, all of which were held by DM CAP Holdings, were cancelled and converted into 2,528,673 newly-issued common units representing limited partner interests in the Partnership (“Common Units”) based on a notional value of $45 million calculated using the 20 business day volume weighted average trading price of the Common Units ended five business days prior to the execution of the Equity Restructuring Agreement.  As required under the Equity Restructuring Agreement, the 2,528,673 Common Units were issued to DM CAP Holdings as soon as practicable after the February 3, 2020 record date for the distribution payable on the Partnership’s Common Units with respect to the fourth quarter of 2019.  Such issue date was February 6, 2020 (the “Equity Restructuring Closing”).

The sale and issuance of the Common Units in connection with the Equity Restructuring Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Second Amended and Restated Agreement of Limited Partnership

On February 6, 2020, simultaneously with the Equity Restructuring Closing, the General Partner executed and delivered the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”) to give effect to the transactions contemplated by the Equity Restructuring Agreement. The terms of the Equity Restructuring Agreement were approved on behalf of the Partnership by the conflicts committee (the “Conflicts Committee”) of the Board. The Conflicts Committee, which is comprised of independent members of the Board, retained independent legal and financial advisors to assist it in evaluating and negotiating each of the Equity Restructuring Agreement.

The Second Amended and Restated Partnership Agreement amends and restates the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2012, as amended, in its entirety to, among other items, (i) reflect the cancellation of the Incentive Distribution Rights and (ii) eliminate certain legacy provisions that no longer apply, including provisions related to the Incentive Distribution Rights and subordinated units of the Partnership that were formerly outstanding.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits have been filed or furnished with this report:

(d)Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of CrossAmerica Partners LP dated February 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

	By:	CrossAmerica GP LLP
its general partner

Dated: February 7, 2020	By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	Corporate Secretary